Exhibit 99.1

athenahealth Chief Operating Officer and Executive Vice President Retires Due to Health Reasons

WATERTOWN, Mass.--(BUSINESS WIRE)--athenahealth, Inc. (NASDAQ: ATHN), a leading provider of internet-based business services to physician practices, today announced that James M. MacDonald has decided to retire from his position as Chief Operating Officer and Executive Vice President of athenahealth, Inc., effective October 10, 2008. Following medical consultations, Mr. MacDonald has decided that he will focus on improving his health and spending quality time with his family.

Jonathan Bush, President, Chairman and CEO of athenahealth, Inc., will provide strategic direction and leadership of athenahealth’s operations until Mr. MacDonald’s successor is named. Mr. MacDonald will assist in the transition and serve in an advisory capacity.

“athenahealth has benefited immensely from Jim’s leadership and we wish him the very best in his retirement,” said Bush. “During the last two years, Jim has built a world class team that is growing the Company's operations and human capital in support of the services we provide to medical practices across the nation. This team has been instrumental in our efforts to develop scalable infrastructure, business continuity, and client service operations. While we search for his replacement, we are extremely confident in our ability to maintain operational momentum precisely because of the infrastructure and the team that Jim has built.”

The Company will hold a brief call with investors today at 9:00 a.m. Eastern Time. To participate in athenahealth's live conference call, dial 877-719-9791 or 719-325-4775 (international) and use confirmation code: 7812543. A live webcast and replay will also be available shortly after the call is completed on the Company’s investor web site: http://investors.athenahealth.com/events.cfm. A replay of the conference call will be available by calling 888-203-1112 or 719-457-0820 (international), pass code: 7812543.

About athenahealth

athenahealth is a leading provider of internet-based business services for physician practices. The Company’s service offerings are based on proprietary web-native practice management electronic medical record (EMR) software, a continuously updated payer knowledge-base and integrated back-office service operations. For more information visit www.athenahealth.com or call (888) 652-8200.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the benefits of athenahealth's service offerings. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the risk that our services offerings will not operate in the manner that we expect, due to design flaws, security breaches or otherwise; potential interruptions or delays in our internet-based services offerings; our reliance upon third parties, such as computer hardware, software, data-hosting and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions included in our payer and clinical intelligence rules engine and database; and the evolving and complex government regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth, Inc. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, Inc., see the disclosure contained in our public filings with the Securities and Exchange Commission.

CONTACT:
athenahealth, Inc.
John Hallock, 617-402-1428 (Media)
Director, Corporate Communications
media@athenahealth.com
or
athenahealth, Inc.
Jennifer Heizer, 617-402-1322 (Investors)
Senior Manager, Investor Relations
investorrelations@athenahealth.com